UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                              --------------------

                                   FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                          Date of report April 28, 2005
               (Date of earliest event reported February 16, 2005)

                           Enigma Software Group, Inc.
             (Exact Name of Registrant as Specified in its Charter)

        Delaware                  33-08070-LA                  20-2675930
(State of Incorporation)          (Commission                (IRS Employer
                                  File Number)             Identification No.)

                    17 State Street, New York, New York 10004
                    (Address of Principal Executive Offices)

        Registrant's telephone number, including area code (888) 360-0646


This report amends the Form 8-K of the Maxi Group, Inc. dated February 16, 2005 by providing the financial statements required under Item 9.01. In addition, on April 14, 2005, Maxi Group, Inc. completed a reincorporation merger to the State of Delaware and changed its name to Enigma Software Group, Inc. (collectively, known as the "Company") with a new stock symbol being ENGM and continued to be traded on the OTCBB. On March 9, 2005, the Company changed the name of its subsidiary from Enigma Software Group, Inc. to Adorons.com, Inc. ("Adorons") by amending the subsidiary's Certificate of Incorporation. The operations of Adorons shall be the only operations of the Company. On April 8, 2005, the Company completed a stock exchange with the remaining stockholders of Adorons and now owns all of the stock of Adorons. The Company issued a total of 429,305 shares of common stock of the Company to these holdout stockholders based on the exchange ratio at which all other former stockholders of Adorons exchanged their stock for shares of the Company.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
          ---------------------------------

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

We begin our Management's Discussion and Analysis of Financial Condition and Results of Operations (MD&A), with a discussion of the Critical Accounting Policies and the Use of Estimates, which we believe are important for an understanding of the assumptions and judgments underlying our financial statements. We continue with a discussion of the Results of Operations for the years ended December 31, 2004 and 2003, followed by a discussion of Liquidity and Capital Resources available to finance our operations.

We develop software and Internet-based systems designed to give our customers information and control over the programs installed on their computers in an automated and easy to use way. Our business strategy is to develop products that further the values on which the Internet is based: transparency and user control. Our consumer software product line is focused on delivering Internet privacy and security to individual users, homes offices and small businesses.

While SpyHunterTM ("SpyHunter") and other of our consumer security products are well known in desktop protection, all of our deferred revenue for the years ended December 31, 2004 and 2003 was derived from license fees on our SpyHunter 1 series software product, sales of which commenced in June 2003.

This MD&A contains forward-looking statements that involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed, or implied, by such forward-looking statements. We cannot guarantee future results, levels of activity, performance or achievements. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

CRITICAL ACCOUNTING POLICIES AND THE USE OF ESTIMATES
-----------------------------------------------------

REVENUE RECOGNITION

We recognize revenue from the license fees of SpyHunter in accordance with accounting principles generally accepted in the United States of America that have been prescribed for the software industry. Revenue recognition requirements in the software industry are very complex and require us to make some estimates.

Specifically, we recognize revenues in accordance with SOP No. 97-2 "Software Revenue Recognition," as amended by SOP No. 98-9 "Modification of SOP 97-2, Software Revenue Recognition, With Respect to Certain Transactions." These statements of position provide guidance for recognizing revenues related to sales by software vendors. The Company sells its SpyHunter software over the Internet. Customers order the product and simultaneously provide their credit card information to us.

Upon receipt of authorization from the credit card issuer, we license the customer to download SpyHunter over the Internet. As part of the sales price of $29.99, we provide post-contract customer support ("PCS") which consists primarily of e-mail support and free updates to our SpyHunter software as and when such updates are available. For sales of SpyHunter 1 series that occurred during the years ended December 31, 2003 and 2004, as well as during the month of January 2005, this PCS was provided for an indefinite period in the future. However, with the introduction of our new product, SpyHunter 2.0, at the end of January 2005, PCS is limited to one year from the date of purchase. Licensees of the SpyHunter 1 series were provided with PCS up until March 10, 2005, from which point forward we no longer support that product. Additionally, as an incentive to purchase SpyHunter 2.0, we offered this new software to our existing customers free of charge for a period of 90 days.

The Company's sales of software arrangements are considered to be multiple deliverables. In accordance with SOP No. 97-2 and SOP No. 98-9, the fee is required to be allocated to the various elements based on vendor specific objective evidence ("VSOE") of fair value. On all sales of the SpyHunter 1 series, which took place from June 2003 through January 2005, VSOE did not exist for the allocation of revenue to the various elements of the arrangement. As a result, we have deferred all revenue from these arrangements.

As discussed above, the Company announced to all of its customers that as of March 10, 2005, it would no longer support or provide updates to its SpyHunter 1 series software and offered SpyHunter 2.0 to existing customers free of charge for a period of 90 days. Accordingly, we will recognize, as revenue, all proceeds from the sales of SpyHunter 1 series that occurred from June 2003 through January 2005, during the first two quarters of 2005, at the daily rate 1/90 of the total deferred revenues, during the 90 day period March 11, 2005 through June 10, 2005.

RESERVES FOR PRODUCT RETURNS

Our policy with respect to product returns is spelled out in our End User License Agreement ("EULA"), which states "...products purchased that are downloadable are NOT refundable; however, Enigma Software Group, Inc. reserves the right to award refunds to a customer on a per case basis." For the years ended December 31, 2004 and 2003, we had accrued $0 and $13,000, respectively, for customer returns and chargebacks. A greater or fewer number of products may be voluntarily accepted by the Company for return.

INCOME TAXES

We make estimates to determine our current provision for income taxes, as well as our income taxes payable. Our estimates with respect to the current provision for income taxes take into account current tax laws and our interpretation of current tax laws, as well as possible outcomes of any future tax audits. Changes in tax laws or our interpretation of tax laws and the resolution of any future tax audits could significantly impact the amounts provided for income taxes in our financial statements.

LEGAL CONTINGENCIES

From time to time the Company is involved in routine legal matters incidental to its business. In the opinion of management, the ultimate resolution of such matters will not have a material adverse effect on the Company's financial position, results of operations or liquidity. At the current time, there is no pending or threatened litigation against the Company.

RESULTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003
--------------------------------------------------------------------

OVERVIEW

Our goal for the year ended December 31, 2003 was to launch SpyHunter and generate significant licensing fees. Our goal for the year ended December 31, 2004 was to continue to build on that success and generate even greater licensing fees. We were successful in those regards, however as discussed above and in the Notes to Financial Statements, all of the revenue associated with the SpyHunter 1 series has been deferred, while the cash was received and used over that period to support our operations. Our business plan going forward is to continue to develop products and services for the mass market of Internet users and to generate increased revenue. All of our deferred revenue reported for the years ended December 31, 2003 and 2004 will be realized and recorded as non-recurring revenue during the first and second quarters of 2005.

REVENUES

As discussed above, there were no revenues for the years ended December 31, 2004 and 2003 reflecting the deferral of 100% of our revenue in connection with the application of our revenue recognition policy.

EXPENSES

Expenses for the years ended December 31, 2004 and 2003 were directly related to the launch of our SpyHunter product and the resultant incurrence of a significant level of expense in connection with bringing the product to market, marketing the product to end users and providing support in the maintenance of our SpyHunter product, as well as the costs associated with building our corporate infrastructure, and costs incurred in anticipation of effecting the reincorporation merger discussed above.

                                            For the year         For the year
                                         ended December 31,   ended December 31,
                                                2004                 2003
                                         -----------------    -----------------
Marketing and selling expenses              $ 7,755,841          $2,574,293
General and administrative expenses           5,405,065           2,564,631
Product development expenses                     73,759             358,308
Depreciation and amortization expenses           87,024               9,501
                                         -----------------    -----------------

                      Total expenses        $13,321,689          $5,506,733
                                                              =================

License fees from SpyHunter for the years ended December 31, 2004 and 2003 were $14.8 million and $6.3 million, respectively, all of which revenue was deferred. The increase of approximately $5.2 million in marketing and selling expenses from 2003 to 2004, contributed to the $8.5 million increase in sales of SpyHunter over that period. During 2004 and 2003, the Company incurred advertising expenses of approximately $5.6 million and $2.3 million, respectively, in connection with the purchase of space from various Internet-based marketers as well as search engines. In addition during 2004, the Company paid commissions to independent marketers in connection with their generating sales of our products, while during 2003, there was no similar marketing program of any significance, and most of our sales were realized through our advertising program.

The increase of approximately $2.8 million in general and administrative expenses from 2003 to 2004, is reflective of increases in the following: compensation expenses, which for the years ended December 31, 2004 and 2003 were approximately $3.4 million and $2.4 million, respectively; occupancy costs, which for the years ended December 31, 2004 and 2003 were approximately $310,000 and $22,000, respectively; and professional fees, which for the years ended December 31, 2004 and 2003 were approximately $1.2 million and $43,000, respectively. We do not expect that compensation costs going forward will attain the same level of expense, due to the existence of employment contracts for each of the Company's officers. The increase in occupancy costs reflects our move to new corporate offices and while occupancy costs are expected to be higher for the year ending December 31, 2005, they are not anticipated to increase at the same rate. The increases in professional fees is related to the planning and preparation for the execution our reincorporation merger. Similarly, this level of increase is not anticipated for the year ending December 31, 2005.

NET LOSS

As a result of the foregoing and after accounting for minor amounts of other income and interest income, as well as income tax benefit and provision, we experienced net losses for the years ended December 31, 2004 and 2003 of $4,777,224 and $5,513,768, respectively.

LIQUIDITY AND CAPITAL RESOURCES FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003
------------------------------------------------------------------------------

At December 31, 2004, we had $615,734 in cash plus $1,004,640 in restricted cash, which was held as collateral by a financial institution under a credit card processing agreement.

Although 100% of our revenue was deferred in accordance with our accounting policy, net cash provided by operating activities for the year ended December 31, 2004 amounted to $1,351,003.

Net cash used in investing activities for the year ended December 31, 2004 was $517,599, consisting primarily of acquisitions of property and equipment, principally computer equipment used to support our marketing, maintenance and product development efforts, as well as furniture, fixtures and leasehold improvements incurred in connection with the relocation of our corporate offices and our staffing increases. We do not anticipate that cash used in investing activities will attain the same level in the year ending December 31, 2005.

Cash used in financing activities for the year ended December 31, 2004 was $217,670 and was comprised of repayment of a bank overdraft from the prior year end of $58,007 and loans to and from shareholders and related parties, which net of repayments amounted to $159,663. The loan receivable from shareholder, which was outstanding at December 31, 2004, was repaid during the first quarter of 2005 by the redemption and cancellation by the Company of 21,840 shares of the Company's common stock owned by that individual.

At December 31, 2003, all of our cash of $693,819, was restricted and was held as collateral by a financial institution under a credit card processing agreement and our operating bank accounts had a net overdraft of $58,007. During the year ended December 31, 2003, we used net cash of $124,500 in operating activities as our expenses and changes in net working capital exceeded the cash derived from deferred revenues.

Net cash used in investing activities for the year ended December 31, 2003 was $29,583, comprised mainly of the acquisition of property and equipment, principally computer equipment.

Cash provided by financing activities for the year ended December 31, 2003 was $134,219 and was comprised of loans from shareholders and related parties, which net of repayments amounted to $80,872, a bank overdraft of $58,007 and the acquisition of treasury stock in the amount of $4,660. A copy of the audited financial statements for each of the years in the two year period ended December 31, 2004 are attached hereto.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 28, 2005


                                     ENIGMA SOFTWARE GROUP, INC.


                                     By:   /s/ Colorado Stark
                                         --------------------------------
                                           Name:  Colorado Stark
                                           Title: Executive Chairman


                                     By:   /s/ Alvin Estevez
                                         --------------------------------
                                           Name:  Alvin Estevez
                                           Title: Chief Executive Officer
                                                  and President

                                ADORONS.COM, INC.
                 (FORMERLY KNOWN AS ENIGMA SOFTWARE GROUP, INC.)

                              FINANCIAL STATEMENTS

                           DECEMBER 31, 2004 AND 2003

ADORONS.COM, INC.

CONTENTS

                                                                            PAGE
                                                                            ----

FINANCIAL STATEMENTS

  Report of Independent Registered Public Accounting Firm                     1

  Balance sheet as of December 31, 2004                                       2

  Statements of operations for the years ended December 31, 2004 and 2003     3

  Statements of changes in capital deficit for the years ended
  December 31, 2004 and 2003                                                  4

  Statements of cash flows for the year ended December 31, 2004 and 2003      5

  Notes to financial statements                                               6

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
Adorons.com, Inc.
New York, New York


We have audited the accompanying balance sheet of Adorons.com, Inc. (the "Company") as of December 31, 2004, and the related statements of operations, changes in capital deficit and cash flows for each of the years in the two-year period ended December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements enumerated above present fairly, in all material respects, the financial position of Adorons.com, Inc. as of December 31, 2004, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.


Eisner LLP

New York, New York
March 29, 2005

With respect to Note A
April 8, 2005

ADORONS.COM, INC.

BALANCE SHEET
DECEMBER 31, 2004

ASSETS
Current assets:
   Cash and cash equivalents                                         $     615,734
   Restricted cash                                                       1,004,640
   Accounts receivable                                                      12,941
   Note receivable from shareholder/officer                                122,666
   Prepaid expenses and other current assets                               153,402
   Prepaid income taxes                                                    256,711
   Deferred tax asset                                                    8,495,000
                                                                     -------------

      Total current assets                                              10,661,094

Property and equipment, net                                                465,453
Security deposit                                                            84,458
                                                                     -------------

                                                                     $  11,211,005
                                                                     =============

LIABILITIES
Current liabilities:
   Accounts payable and accrued expenses                             $     264,580
   Deferred revenue                                                     21,164,569
                                                                     -------------

      Total current liabilities                                         21,429,149
                                                                     -------------

Commitments and contingencies

CAPITAL DEFICIT
Common stock, par value $0.005, 10,000,000 shares authorized;
   5,248,722 issued and outstanding                                         26,244
Additional paid-in capital                                                  62,642
Accumulated deficit                                                    (10,302,370)
Treasury stock - at cost (66,571 common shares)                             (4,660)
                                                                     -------------

                                                                       (10,218,144)

                                                                     $  11,211,005
                                                                     =============


See notes to financial statements                                              2

ADORONS.COM, INC.

STATEMENTS OF OPERATIONS

                                                       YEAR ENDED DECEMBER 31,
                                                    -----------------------------
                                                        2004            2003
                                                    -------------   -------------
Revenue                                             $           0   $           0
                                                    -------------   -------------

Expenses:
   Marketing and selling                                7,755,841       2,574,293
   General and administrative                           5,405,065       2,564,631
   Product development                                     73,759         358,308
   Depreciation and amortization                           87,024           9,501
                                                    -------------   -------------

      Total costs and expenses                         13,321,689       5,506,733
                                                    -------------   -------------

Operating loss                                        (13,321,689)     (5,506,733)
Other income                                               21,701          52,675
Interest income                                            27,764             744
                                                    -------------   -------------

Loss before income tax (benefit) provision            (13,272,224)     (5,453,314)
Income tax (benefit) provision                         (8,495,000)         60,454
                                                    -------------   -------------

NET LOSS                                            $  (4,777,224)  $  (5,513,768)
                                                    =============   =============


See notes to financial statements                                              3

ADORONS.COM, INC.

STATEMENTS OF CHANGES IN CAPITAL DEFICIT

                                     COMMON STOCK                                        TREASURY STOCK
                                ----------------------   ADDITIONAL                  ----------------------
                                                PAR       PAID-IN      ACCUMULATED
                                  SHARES       VALUE      CAPITAL        DEFICIT       SHARES       AMOUNT        TOTAL
                                ----------   ---------   ----------   ------------   ---------     --------   ------------
BALANCE - DECEMBER 31, 2002      5,248,722   $  26,244   $   62,642   $    (11,378)                           $     77,508
Purchase of treasury stock                                                             (66,571)    $ (4,660)        (4,660)
Net loss for the year                                                   (5,513,768)                             (5,513,768)
                                ----------   ---------   ----------   ------------   ---------     --------   ------------

BALANCE - DECEMBER 31, 2003      5,248,722      26,244       62,642     (5,525,146)    (66,571)      (4,660)    (5,440,920)

Net loss for the year                                                   (4,777,224)                             (4,777,224)
                                ----------   ---------   ----------   ------------   ---------     --------   ------------

BALANCE - DECEMBER 31, 2004      5,248,722   $  26,244   $   62,642   $(10,302,370)    (66,571)    $ (4,660)  $ (10,218,144)
                                ==========   =========   ==========   ============   =========     ========   =============


See notes to financial statements                                              4

ADORONS.COM, INC.

STATEMENTS OF CASH FLOWS

                                                                              YEAR ENDED DECEMBER 31,
                                                                          ------------------------------
                                                                               2004             2003
                                                                          -------------    -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                               $  (4,777,224)   $  (5,513,768)
   Adjustments to reconcile net loss to net cash provided by (used in)
      operating activities:
        Depreciation and amortization                                            87,024            9,501
        Income tax benefit                                                   (8,495,000)
        Changes in:
           Restricted cash                                                     (310,821)        (693,819)
           Accounts receivable                                                  279,628         (292,569)
           Prepaid expenses and other current assets                           (111,178)         (42,224)
           Prepaid income taxes                                                (256,711)
           Security deposit                                                     (84,458)
           Accounts payable and accrued expenses                                173,656           89,897
           Deferred revenue                                                  14,846,087        6,318,482
                                                                          -------------    -------------

              Net cash provided by (used in) operating activities             1,351,003         (124,500)
                                                                          -------------    -------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of property and equipment                                          (517,599)         (29,583)
                                                                          -------------    -------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Purchase of treasury stock                                                                     (4,660)
   Bank overdraft                                                               (58,007)          58,007
   Loans (to) from shareholders and related parties                            (159,663)          80,872
                                                                          -------------    -------------

              Net cash (used in) provided by financing activities              (217,670)         134,219
                                                                          -------------    -------------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                            615,734          (19,864)
Cash and cash equivalents - beginning of year                                         0           19,864
                                                                          -------------    -------------

CASH AND CASH EQUIVALENTS - END OF YEAR                                   $     615,734    $           0
                                                                          =============    =============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
   Cash paid for:
      Interest                                                            $       1,280
      Taxes                                                               $     235,647


See notes to financial statements                                              5

ADORONS.COM, INC.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2004 AND 2003


NOTE A - ORGANIZATION

Adorons.com, Inc. (formerly Enigma Software Group, Inc.) (the "Company"), a Delaware corporation which commenced operations in 1999, develops software and Internet-based systems designed to give customers information and control over the programs installed on their computers in an automated and easy-to-use way. The Company's business strategy is to develop products that further the values on which the Internet is based: transparency and user control. In promoting these values, commitment to customers is paramount.

On December 29, 2004, the Company entered into a share exchange agreement, pursuant to which, Maxi Group, Inc., a Nevada corporation ("Maxi"), which is a non-operating public company with nominal net assets, would acquire substantially all of the issued and outstanding common stock of the Company in exchange for the issuance of up to 14,650,000 shares of common stock of Maxi. The 14,650,000 shares which would be issued by Maxi represent approximately 90.6% of its ownership interests.

On February 16, 2005, the Company and substantially all of its stockholders (the "Stockholders"), representing approximately 97% of the shares outstanding of the Company, entered into a Share Exchange Agreement (the "Acquisition Agreement") with Maxi. On the same date (the "Closing Date") pursuant to the terms of the Acquisition Agreement, Maxi acquired substantially all of the issued and outstanding capital stock of the Company from the Stockholders in exchange for 14,158,953 newly issued shares of Maxi's common stock (the "Exchange"). The Exchange, which resulted in the stockholders of the Company getting control of Maxi, represents a recapitalization of the Company, or a "reverse merger" rather than a business combination. In connection therewith, the Company's historic capital accounts are going to be retroactively adjusted to reflect the equivalent number of shares issued by Maxi in the Exchange while the Company's historical accumulated deficit will be carried forward. Three individuals who held 151,858 shares of the Company's common stock did not exchange their shares for Maxi common stock. On April 8, 2005, these shareholders exchanged all of their shares for 429,305 shares of Maxi common stock.


NOTE B - SIGNIFICANT ACCOUNTING POLICIES

[1]  FAIR VALUE OF FINANCIAL INSTRUMENTS:

     At December 31, 2004 and 2003, the Company's financial instruments consist of cash, restricted cash, accounts receivable, accounts payable, loans from shareholders and notes receivable from related parties. The carrying values of these instruments approximate their fair value because of their short-term nature.

[2]  REVENUE RECOGNITION:

     The Company recognizes revenues in accordance with SOP No. 97-2, "Software Revenue Recognition," as amended by SOP No. 98-9, "Modification of SOP 97-2, Software Revenue Recognition, With Respect to Certain Transactions." These statements provide guidance for recognizing revenues related to sales by software vendors. The Company sells its SpyHunterTM software ("SpyHunter") over the Internet. Customers order the product and simultaneously provide their credit card information to the Company. Upon receipt of authorization from the credit card issuer, the Company licenses the customer to download SpyHunter over the Internet. As part of the sales price, the Company provides post-contract customer support ("PCS") which consists primarily of e-mail support and free updates to its SpyHunter software indefinitely, as and when such updates are available. The sales of software arrangements by the Company are considered to be multiple deliverables. In accordance with SOP No. 97-2 and SOP No. 98-9, the fee is required to be allocated to the various elements based on vendor-specific objective evidence ("VSOE") of fair value. Since VSOE does not exist for the allocation of revenue to the various elements of the arrangement, the Company has deferred all revenue from the arrangement. The Company will not recognize the revenue until the earlier of the point at which (a) such sufficient VSOE does exist or (b) all elements of the arrangement have been delivered.

ADORONS.COM, INC.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2004 AND 2003


NOTE B - SIGNIFICANT ACCOUNTING POLICIES  (CONTINUED)

[2]  REVENUE RECOGNITION: (CONTINUED)

     In connection with the issuance of SpyHunter 2.0, which was released in late January 2005, the Company announced to all of its existing customers that as of March 10, 2005, the Company will no longer support and/or provide updates to its SpyHunter software issued prior to the introduction of SpyHunter 2.0 and the Company ceased to offer the SpyHunter 1 series. As an incentive to purchase the recently released SpyHunter 2.0, the Company offered this new software to its existing customers free of charge for a period of 90 days. Hence, the deferred revenue of $21,164,569 at December 31, 2004 will be recognized beginning March 11, 2005 ratably over a period of 90 days. Accordingly, the Company will recognize as revenue all sales from its SpyHunter software issued prior to the introduction of SpyHunter
     2.0 during the first two quarters of 2005 while no additional cash will be received.

     SpyHunter 2.0 will have twelve months of post-contract customer support and updates, if any. The Company will recognize revenue from sales of SpyHunter
     2.0 ratably over the 12-month period subsequent to each sale of SpyHunter
     2.0. The Company considers revenue from SpyHunter 2.0 sales attributable to the service element.

     The Company's license agreement for its SpyHunter software does not provide the Company's customers with any right of return. However, the Company may decide to accept customer returns on a case-by-case basis. For the years ended December 31, 2004 and 2003, the Company had approximately $0 and $13,000, respectively, for customer returns and chargebacks.

[3]  PROPERTY, PLANT AND EQUIPMENT:

     Furniture, equipment and computer hardware are depreciated using the straight-line method over their estimated useful lives of up to five years. Purchased computer software products are amortized using the straight-line method over their estimated useful lives of three years. Leasehold improvements are amortized by the straight-line method over the shorter of the remaining term of the lease or the economic useful life of the asset.

[4]  SOFTWARE DEVELOPMENT COSTS:

     The Company accounts for software development costs in accordance with Statement of Financial Accounting Standards ("SFAS") No. 86, "Computer Software To Be Sold, Leased, or Otherwise Marketed". Such costs are expensed prior to achievement of technological feasibility and thereafter are capitalized. There has been very limited software development costs incurred between the time the SpyHunterTM software and its related enhancements have reached technological feasibility and its general release to customers. As a result, all software development costs have been charged to product development.

[5]  ADVERTISING EXPENSES:

     Advertising expenses, consisting primarily of space purchased from various Internet-based marketers as well as search engines, are expensed as incurred. For the years ended December 31, 2004 and 2003, advertising expense amounted to $5,636,743 and $2,346,203, respectively.

[6]  INCOME TAXES:

     The Company uses the asset and liability method to account for income taxes. Under this method deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years during which those temporary differences are expected to be recovered or settled.

ADORONS.COM, INC.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2004 AND 2003


NOTE B - SIGNIFICANT ACCOUNTING POLICIES  (CONTINUED)

[7]  ACCOUNTING ESTIMATES:

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue, costs and expenses during the period. Estimates are used in accounting for cost of post-contract customer support, sales returns and allowances, life of depreciable and amortizable assets, employee benefits, realization of deferred tax assets and impairment of long-lived assets. Actual results could differ from those estimates.

[8]  FUTURE IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS:

     In July 2002, the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 146, "Accounting for Costs Associated with Exit or Disposal Activities". SFAS No. 146 replaces EITF No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." SFAS No. 146 requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan as was required by EITF No. 94-3. Examples of costs covered by SFAS No. 146 include lease termination costs and certain employee severance costs that are associated with a restructuring, discontinued operation, plant closing or other exit or disposal activities. SFAS No. 146 was to be applied to exit or disposal activities initiated after December 31, 2002. SAFS No. 146 did not have a material effect on the Company's financial condition and results of operations.

     In May 2003, FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". SFAS No. 150 establishes standards for how a company classifies and measures certain financial instruments with characteristics of both liabilities and equity. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003 with the exception of an indefinite deferral relating to application to limited life entities. The adoption of Statement No. 150 did not have a material effect on the Company's financial position, results of operations or cash flows.

     In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities", known as FIN 46. This interpretation of Accounting Research Bulletin No. 51, "Consolidated Financial Statements", addresses consolidation by business enterprises of variable interest entities that either (1) do not have sufficient equity investment at risk to permit the entity to finance its activities without additional subordinated financial support or (2) are owned by equity investors who lack an essential characteristic of controlling financial interest. FIN 46 applies immediately to variable interest entities created after January 31, 2003. With regard to variable interest entities already in existence prior to February 1, 2003, the implementation of FIN 46 has been delayed and currently applies to the first fiscal year or interim period beginning after December 15, 2003. FIN 46 requires disclosure of variable interest entities in financial statements issued after January 31, 2003, if it is reasonable possible that as of the transition date (1) an entity will be the primary beneficiary of an existing variable interest entity that will require consolidation, or (2) an entity will hold a significant variable interest in, or have a significant involvement with, an existing variable interest entity. The Company does not have any entities as of December 31, 2003 that will require disclosure or new consolidation as a result of adopting the provision of FIN 46.

     In December 2003, the FASB issued Interpretation No. 46R, "Consolidation of Variable Interest Entities" ("FIN 46R). FIN 46R replaces the same titled FIN 46 that was issued in January 2003. FIN 46R requires the consolidation of a variable interest entity by a company that bears the majority of the risk of loss from the variable entity's activities, is entitled to receive a majority of the variable interest entity's residual returns or both. The provisions of this interpretation are effective for the Company beginning the first quarter of fiscal 2004. The adoption of this interpretation is not expected to have a material effect on the Company's consolidated financial statements or disclosures.

ADORONS.COM, INC.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2004 AND 2003


NOTE B - SIGNIFICANT ACCOUNTING POLICIES  (CONTINUED)

[9]  LONG-LIVED ASSETS:

     The Company evaluates its long-lived assets in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". In the evaluation, the Company compares values of such assets to the estimated undiscounted future cash flows expected from the use of the assets and their eventual disposition. When the estimated undiscounted future cash flows are less than the carrying amount, an impairment loss is recognized equal to the difference between the assets' fair value and their carrying value. At December 31, 2004, the Company had not incurred an impairment charge.

[10] CASH AND CASH EQUIVALENTS:

     The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.


NOTE C - RESTRICTED CASH

Under a credit card processing agreement with a financial institution, which agreement was terminated as of December 31, 2004, the Company was required to maintain a security reserve deposit as collateral. The amount of the deposit was at the discretion of the financial institution and as of December 31, 2004 and 2003, was $1,004,640 and $693,819, respectively.


NOTE D - CONCENTRATIONS

The Company has placed its cash and cash equivalents and restricted cash with highly capitalized financial institutions insured by the Federal Deposit Insurance Corporation ("FDIC"). At December 31, 2004, such cash balances were in excess of FDIC limits.


NOTE E - PROPERTY AND EQUIPMENT

Property and equipment consist of the following at December 31:

                                                                                  ESTIMATED
                                                           2004        2003      USEFUL LIVES
                                                        ---------   ---------    -------------
     Computer hardware                                  $ 376,861   $  60,415      3 - 5 years
     Furniture and fixtures                               144,715       1,633          5 years
     Communication systems and equipment                   28,099                      3 years
     Leasehold improvements                                21,202                Life of lease
     Purchased software                                     8,770                      3 years
                                                        ---------   ---------

                                                          579,647      62,048
     Less accumulated depreciation and amortization       114,194      27,170
                                                        ---------   ---------

                                                        $ 465,453   $  34,878
                                                        =========   =========

During the years ended December 31, 2004 and 2003, the Company recorded depreciation and amortization expense of $87,024 and $9,501, respectively.

ADORONS.COM, INC.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2004 AND 2003


NOTE F - PROVISION FOR INCOME TAXES

The reconciliation of the income tax (benefit) provision computed at the U.S. federal statutory tax rate to the income tax (benefit) provision is as follows:

                                                         2004           2003
                                                     ------------   ------------
     Computed benefit                                $ (4,512,000)  $ (1,856,000)
     State tax benefit, net of federal effect          (1,496,000)      (328,000)
     (Decrease)/increase in valuation allowance        (2,274,000)     2,274,000
     Other                                               (213,000)       (30,000)
                                                     ------------   ------------

     Income tax (benefit) provision                  $ (8,495,000)  $     60,000
                                                     ============   ============

The tax effects of the temporary differences that give rise to deferred tax assets and liabilities at December 31, 2004 and 2003 are presented below:

                                                         2004           2003
                                                     ------------   ------------
     Deferred revenue                                $  2,861,000   $  2,228,000
     Net operating loss carryforwards                   5,634,000         46,000
                                                     ------------   ------------

     Deferred tax assets                                8,495,000      2,274,000
     Less valuation allowance                                         (2,274,000)
                                                     ------------   ------------

     Net deferred tax asset                          $  8,495,000   $          0
                                                     ============   ============

As of December 31, 2004 and 2003, the Company had federal net operating loss carryforwards of approximately $10,433,000 and $115,000, respectively, available to offset future taxable income through 2024. The valuation allowance decreased by approximately $2,274,000 and increased by approximately $2,274,000 during the years ended December 31, 2004 and 2003, respectively.

As of December 31, 2004, management estimates that the Company will realize the benefits of the deferred tax asset since the Company has taken action to enable it to recognize deferred revenue from its prior software sales. In the foreseeable future, revenue from sales of Spyware 2.0 will be recognized ratably over twelve months, and certain compensation expense has been contractually limited. Based on these factors, management believes that the Company will more likely than not realize a benefit from the deferred tax asset.


NOTE G - COMMITMENTS AND CONTINGENCIES

[1]  LEASE:

     During 2004, the Company entered into an operating lease for 6,236 square feet of office space for its corporate offices at 17 State Street in downtown Manhattan. The lease, which requires minimum monthly rental payments of $16,629, expires on November 30, 2007. In connection with the lease, the Company has provided to the landlord, as a security deposit, an irrevocable and unconditional letter of credit in the principal amount of $83,147. The letter of credit is collateralized by a certificate of deposit account, which matures on December 31, 2007.

ADORONS.COM, INC.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2004 AND 2003


NOTE G - COMMITMENTS AND CONTINGENCIES  (CONTINUED)

[1]  LEASE: (CONTINUED)

     At December 31, 2003, the Company leased space on an as-needed basis and under a month-to-month arrangement.

     Rent expense amounted to $264,473 and $42,405 for the years ended December 31, 2004 and 2003, respectively.

     The following is a schedule by years, of future minimum annual lease payments under an operating lease, as of December 31, 2004:

                                             OPERATING
          YEAR                                LEASES
          ----                               ---------
          2005                               $ 199,552
          2006                                 199,552
          2007                                 182,923
                                             ---------

          Total minimum lease payments       $ 582,027
                                             =========

[2]  CONSULTING AGREEMENT:

       In April of 2000, the Company entered into an eighteen-month consulting agreement with an individual. Under the terms of the agreement the consultant would receive 125,000 shares of the Company's common stock that would vest over the term of the agreement. The agreement was terminated in 2001 and the consultant received 59,000 shares of the Company's common stock in connection with the services that were provided through the termination date. The Company and the consultant reached an agreement and the consultant exchanged the shares for Maxi shares of common stock on April 8, 2005, as discussed in Note A.

[3]  CONTINGENCIES:

     From time to time the Company is involved in routine legal matters incidental to its business. In the opinion of management, the ultimate resolution of such matters will not have a material adverse effect on the Company's financial position, results of operations or liquidity.


NOTE H - PROFIT SHARING PLAN

During 2004, the Company adopted a defined contribution plan, the Enigma Software Group, Inc. 401(k) Plan, (the "401(k) Plan"). The 401(k) Plan became effective on May 1, 2004. Eligible employees are able to make contributions to the 401(k) Plan, which are matched by the Company at the rate of 50% of the first $10,000 of an individual employee's contribution. The Company's contribution to the 401(k) Plan for the year ended December 31, 2004 was $107,936.

During 2003, the Company adopted an SEP IRA Plan. The Company accrued a contribution of $81,550 for services performed in 2003. These contributions were originally funded by the Company's two executive officers and founders (see Note
I).

ADORONS.COM, INC.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2004 AND 2003


NOTE I - TRANSACTIONS WITH RELATED PARTIES

During 2004, the Company loaned $120,000 to its Chief Executive Officer, who is also one of the Company's founders as well as a shareholder. This loan, including interest at market rates, was repaid prior to the Closing Date, by the redemption and cancellation of 21,840 shares of the Company's common stock owned by that individual.

The Company's executive officers and founders funded the Company's SEP IRA plan. As a result, as of December 31, 2003, the Company had accrued $81,550 to the executive officers and founders to reimburse them for these contributions (see Note H). The Company repaid the executive officers and founders in April 2004.

During 2002, the Company loaned $33,500 to a member of the Chief Executive Officer's family. During 2003, the Company also loaned $11,000 to its chairman. These loans were repaid in 2004.

In November 2004 the Company entered into a financial advisory agreement with an entity whose chairman owns approximately 0.05% of the Company's common stock as of December 31, 2003. The agreement provides for a $500,000 advisory fee payable in cash upon the Company's execution of a Share Exchange Agreement with a public company, which was paid in December 2004.